Exhibit 3.1
By-laws
Effective as of September 1, 2008
Walgreen Co.
(An Illinois Corporation)

AMENDED AND RESTATED
BY-LAWS
of
WALGREEN CO.
dated as of September 1, 2008
ARTICLE I
OFFICES
SECTION 1. Principal Offices. The principal office of the corporation shall be located in the State of Illinois and the corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.
SECTION 2. Registered Office. The registered office of the corporation required by The Business Corporation Act of the State of Illinois to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
SHAREHOLDERS
SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday in January in each year, or such other day in January as the Board of Directors may designate, at a time set by the Chairman of the Board, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.
SECTION 2. Special Meetings. (a) Special meetings of the shareholders may be called by the Chairman of the Board, by the Chief Executive Officer, by the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.
(b) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the information required by Article II, Section 16 of these By-laws, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice) and shall bear the date of signature of each such shareholder (or such agent). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 20 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which the Record Date Request Notice is received by the Secretary.
SECTION 3. Places of Meeting. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of the meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called and the Board of Directors fails to designate the place of such meeting, the place of such meeting shall be the registered office of the corporation in the State of Illinois.

SECTION 4. Notice of Meetings. Written, printed or electronic notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 days nor more than 60 days before the date of the meeting, either personally, electronically or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.
SECTION 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directions of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.
SECTION 6. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or any duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.
SECTION 7. Quorum. A majority of outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. In no event shall a quorum consist of less than one-third of the outstanding shares entitled to vote.
If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act or the Articles of Incorporation of the corporation.
SECTION 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No shareholder may name more than three persons as proxies to attend and vote the shareholder’s share at any such meeting. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its executing, unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote thereon, except to the extent such proxy is irrevocable. Such revocation may be affected by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of the proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. Notwithstanding any provision contained in these By-laws, a shareholder may electronically transmit or authorize the electronic transmission of his or her proxy, if done as prescribed by law.

SECTION 9. Voting of Shares. Subject to the provisions of Section 11 of this Article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
SECTION 10. Voting of Shares by Certain Holders. Shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at a given time.
Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
Shares registered in the name of a deceased person, a minor ward or person under legal disability, may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.
Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
SECTION 11. Cumulative Voting. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder, for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares, or to distribute such cumulative votes in any proportion among any number of candidates.
SECTION 12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot.
SECTION 13. Adjournments. Any meeting of shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary, unless otherwise required by law. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.
SECTION 14. Inspectors of Election. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more persons as inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person acting as chairman at any such meeting may, and on the request of any shareholder shall, make such appointment.
The inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.
Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 15. Notice of Annual Meeting Business. (a) At any annual meeting of the shareholders of the corporation, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving notice provided for in this By-law and at the time of the annual meeting, (B) shall be entitled to vote at the meeting and (C) complies with the procedures set forth in this By-law. Clause (iii) shall be the exclusive means for a shareholder to submit business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of shareholders.
(b) For business (other than nominations of directors by shareholders, which must be made in compliance with Article II, Section 15(c) of these By-laws, or matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made the Ownership Information and (ii) (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest of such shareholder and beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this By-law, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.
(c) For nominations of directors to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice to the Secretary must (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made the Ownership Information; (ii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder

(including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iii) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Article II, Section 17 of these By-laws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Only persons who are nominated in accordance with the procedures set forth in this Section 15(c) shall be eligible for election at an annual meeting of shareholders as directors of the corporation. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this By-law, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-law.
(d) For purposes of Article II, Sections 15 and 16 of these By-laws, (i) Ownership Information is defined as (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (B) (i) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (iv) any short interest in any security of the corporation (for purposes of Article II, Sections 15 and 16 of these By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (vi) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (vii) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) Public Announcement is defined as disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 16. Notice of Special Meeting Business. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected only (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (i) is a shareholder of record at the time of giving of notice provided for in this By-law and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this By-law as to such nomination. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by Article II, Section 15(c) of this By-law with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article II, Section 17) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first Public Announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.
SECTION 17. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Sections 15 and 16 of these By-laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
SECTION 18. Action by Written Consent. (a) In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of

Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(b) Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the record date established in accordance with paragraph (a) of this Section 18, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the matter prescribed in paragraph (a) of this Section.
(c) In the event of the delivery, in the manner provided by this Section, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no action by written consent without a meeting shall be effective until the earlier of (i) five business days following delivery to the corporation of consents signed by the holders of the requisite minimum number of votes that would be necessary to take such action, which delivery shall be accompanied by a certification by the shareholder of record (or his or her designee) who delivered, in accordance with paragraph (a) above, the written notice to the Secretary requesting the Board of Directors to fix a record date or (ii) such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Article represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto.)
ARTICLE III
DIRECTORS
SECTION 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.
SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than seven nor more than twelve. Within the limits above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors or by resolution of the shareholders. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected. Directors need not be residents of Illinois or shareholders of the corporation. It shall be the policy of the corporation not to nominate as a director any person who has reached his or her seventy-second birthday, unless the Nominating and Governance Committee of the Company makes a finding that the nomination of the individual is in the best interests of the Company notwithstanding the individual’s age, and that the nomination is also approved by all members of the Board of Directors.
A director may resign at any time by giving written notice to the Board of Directors, its Chairman or to the Chief Executive Officer or to the President or Secretary of the corporation. A resignation shall be effective when the notice is given, unless the notice specifies a future date.
SECTION 3. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution; but if not so provided then such additional regular meetings may be convened in the same manner as provided in Section 4 of this Article in respect to special meetings.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.
SECTION 5. Notice. Notice of any special meeting shall be given at least one day prior thereto if notice is given personally, at least two days prior thereto if notice is given by telegram or by a delivery service assuring delivery within twenty-four hours, or at least five days prior thereto if notice is given by mail. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram, addressed to the director at his or her business address, is delivered to the telegraph company. If notice is given by delivery service, such notice shall be deemed to be delivered when delivered, so addressed, to delivery service company. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at his or her business address, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice of waiver of notice of such meetings.
SECTION 6. Quorum. A majority of the Board of Directors then in office, but in no event less than a majority of the minimum number of directors specified in Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
SECTION 7. Manner of Acting. Except as provided in the Articles of Incorporation of the corporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
SECTION 8. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors or for any other reason may be filled by election at an annual meeting of shareholders, election at a special meeting of shareholders called for that purpose or by election by the Board of Directors at a regular or special meeting of the Board of Directors.
SECTION 9. Presumption of Assent. A director of the corporation who is present at a meeting of Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
SECTION 10. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof.
SECTION 11. Adjournment. Any meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.
SECTION 12. Directors Conflict of Interest. If a transaction is fair to the corporation at the time it is authorized, approved or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction shall not be grounds for invalidating the transaction.

SECTION 13. Compensation of Directors. By the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any member of the Board of Directors, the Board of Directors may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. No such establishment of reasonable compensation shall be deemed a director conflict of interest.
ARTICLE IV
COMMITTEES OF THE BOARD OF DIRECTORS
SECTION 1. Establishment of Committees. A majority of the directors may create one or more committees and appoint members of the Board of Directors to service on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors.
The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any vacancy in a committee may be filled by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as required.
SECTION 2. Manner of Action. A majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for action by any committee. A committee may act by unanimous consent in writing without a meeting. The committee, by majority vote of its members, shall determine the time and place of meetings and the notice required therefore.
SECTION 3. Authority of Committees. To the extent specified by resolution of the Board of Directors and these by-laws, each committee may exercise the authority of the Board of Directors, provided, however, a committee may not:
a)	authorize distributions;

b)	approve or recommend to shareholders any act requiring the approval of shareholders;

c)	fill vacancies on any committee;

d)	elect or remove officers or fix the compensation of any member of the committee;

e)	adopt, amend or repeal these By-laws;

f)	approve a plan of merger not requiring shareholder approval;

g)	authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors;

h)
authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a series of shares, except that a committee may fix the specific terms of the issuance or sale or contract for sale, or the number of shares to be allocated to particular employees under an employee benefit plan; or

i)
amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered, or repealed by action of a committee.

SECTION 4. Executive Committee. The Board of Directors may establish an Executive Committee. The Executive Committee, during intervals between meetings of the Board of Directors, shall have, and may exercise, subject to the limitations contained in Section 3 of this Article, the powers of the Board of Directors in the management of the business and affairs of the corporation.
SECTION 5. Compensation Committee. The Board of Directors may establish a Compensation Committee consisting of directors who are not otherwise employed by the corporation. The Compensation Committee shall review, from time to time, the salaries, compensation and employee benefits of the officers and employees of the corporation and shall make recommendations to the Board of Directors concerning such matters.
SECTION 6. Audit Committee. The Board of Directors shall establish an Audit Committee consisting of directors who are not otherwise employed by the corporation. The Audit Committee shall appoint, compensate and evaluate the corporation’s outside auditor employed to audit the financial statements of the corporation. The Audit Committee shall also consider recommendations made by the outside auditor, review the internal financial audits of the corporation, and report any additions or changes it deems advisable to the Board of Directors. The Committee shall conduct such other activities as may be required or appropriate.
SECTION 7. Nominating and Governance Committee. The Board of Directors may establish a Nominating and Governance Committee consisting of directors who are not otherwise employed by the corporation. The Nominating and Governance Committee shall consider matters related to corporate governance, develop general criteria regarding the selection and qualifications for members of the Board of Directors and shall recommend candidates for election to the Board of Directors.
SECTION 8. Finance Committee. The Board of Directors may establish a Finance Committee. The Finance Committee shall review major financial decisions of the corporation and shall make recommendations to the Board of Directors concerning such matters.
ARTICLE V
OFFICERS
SECTION 1. Number. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, and such Executive or Senior Vice Presidents and other Vice Presidents as the Board of Directors may from time to time elect or appoint, a Treasurer, a Controller, a General Auditor and a Secretary, and such Assistant Treasurers, Assistant Secretaries, Assistant Controllers or other officers as may be from time to time elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.
SECTION 2: Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. No officer shall be elected or re-elected after reaching sixty-five years of age.
SECTION 3. Removal. Any officer or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
SECTION 5. Chief Executive Officer. The Chairman of the Board may, but need not, be the Chief Executive Officer of the corporation. The Chief Executive Officer shall determine and administer the policies of the corporation, subject to the instructions of the Board of Directors.

Except where, by law, the signature of some other officer or agent of the corporation is required, the Chief Executive Officer may sign: certificates for shares of the corporation; any deeds, mortgages, bonds, leases concerning real and personal property both as landlord and as tenant; contracts and other instruments in furtherance of the business of the corporation, including instruments of guaranty as to any of such documents which may be executed by subsidiaries of the corporation; proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation; and assignments of shares of stock owned by the corporation. The Chief Executive Officer shall have the power to appoint such agents and employees as in the Chief Executive Officer’s judgment may be necessary or proper for the transaction of the business of the corporation and to fix their compensation, all subject to the ratification of the Board of Directors.
The Chief Executive Officer shall submit to the Board of Directors, prior to the date of the annual meeting of shareholders, an annual report of the operations of the corporation and its subsidiaries, including a balance sheet showing the financial condition of the corporation and its subsidiaries consolidated as at the close of such fiscal year and statements of consolidated income and surplus. The Chief Executive Officer shall perform such other duties as may be prescribed by the Board of Directors from time to time.
SECTION 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors.
SECTION 7. President. The President shall be the Chief Operating Officer of the corporation and shall in general be in charge of the operations of the corporation. The President may, but need not, be the Chief Executive Officer.
Except where, by law, the signature of some other officer or agent of the corporation is required, the President or a Vice President may sign: certificates for shares of the corporation; any deeds, mortgages, bonds, leases concerning real and personal property both as landlord and as tenant; contracts or other instruments in furtherance of the business of the corporation, including instruments of guaranty as to any of such documents which may be executed by subsidiaries of the corporation; proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation; and assignments of shares of stock owned by the corporation. The President shall perform such other duties as may be prescribed by the Board of Directors from time to time.
SECTION 8. The Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, a Vice President, selected by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President may execute documents as provided in Section 7 of this Article and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or by the Board of Directors. The Board of Directors may designate one or more of the Vice Presidents as Executive or Senior Vice President with such additional duties as from time to time may be assigned by the Chief Executive Officer, the President or by the Board of Directors.
SECTION 9. The Treasurer. The Treasurer shall have the custody of all of the funds and securities of the corporation. When necessary and proper the Treasurer shall endorse, or authorize on behalf of the corporation the endorsement of, all checks, notes or other obligations and evidences of the payment of money, payable to the corporation or coming into the Treasurer’s possession, and shall deposit the funds arising therefrom with all other funds of the corporation, coming into the Treasurer’s possession, in such banks as may be selected as the depositories of the corporation, or properly care for them in such other manner as the Board of Directors may direct. Either alone or jointly with the Chief Executive Officer, the President or such other officers as may be designated by the Board of Directors, the Treasurer shall, except as herein otherwise provided, be authorized to sign all checks and other instruments drawn on or payable out of the funds of the corporation, and all bills, notes and other evidences of indebtedness of the corporation. Whenever required by the Board of Directors to do so, the Treasurer shall exhibit a complete and true statement of the Treasurer’s cash account and of the securities and other property in the Treasurer’s possession, custody or control. The Treasurer shall enter, or direct or cause to be entered, regularly in books belonging to the corporation and to be kept by the Treasurer for such purpose, a full and accurate account of all money received and paid by the Treasurer on account of the corporation, together with all other business transactions. The Treasurer shall, at all reasonable times within the hours of business, exhibit the Treasurer’s books and accounts to any director. The Treasurer shall perform all duties which are incident to the office of the Treasurer of a corporation, subject, however, at all times to the direction and control of the Board of Directors. If the Board of Directors shall so require, the Treasurer shall give bond, in such sum and with such securities as the Board of Directors may direct, for the faithful performance of the Treasurer’s duties and for the safe custody of the funds and property of the corporation coming into the Treasurer’s possession.

SECTION 10. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the committees of the Board of Directors, and the minutes of all the meetings of the shareholders, in books provided by the corporation for such purposes, and shall act as Secretary at all such meetings. The Secretary shall attend to the giving and serving of all notices of the corporation of meetings of the Board of Directors, committees of the Board of Directors and shareholders. The Secretary shall prepare all lists of shareholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Illinois. The Secretary may sign with the Chief Executive Officer, the President or a Vice President, in the name of the corporation, all contracts and instruments and may affix the seal of the corporation thereto. The secretary shall have charge of such books and papers as the Board of Directors may direct. The Secretary shall have the authority to certify the By-laws, resolutions of the Board of Directors and the committees thereof, and other documents of the corporation as true and correct copies thereof. The Secretary shall, in general, perform all the duties which are incident to the office of Secretary of a corporation, subject at all times to the direction and control of the Board of Directors.
SECTION 11. The Controller. The Controller shall be the principal accounting officer of the corporation and shall be in charge of all general and cost accounting books and records of the corporation, and shall see that all moneys due to the corporation, all disbursements and all properties and assets are properly accounted for. The Controller shall prepare the corporation’s balance sheets, income accounts and other financial statements and reports, and render on a periodic basis a report covering the operations of the corporation for the month and year to date. The Controller shall perform all duties which are incident to the office of the Controller of a corporation, subject, however, at all times to control of the Board of Directors.
SECTION 12. General Auditor. The General Auditor shall be responsible for the conduct of audits in order to determine that the corporation’s accounting systems of internal checks and balances are properly designed and function so that the corporation’s assets are being adequately protected. The General Auditor shall perform audits of any of the corporation’s operations and accounting which will permit him or her to adequately discharge the General Auditor’s responsibilities. The General Auditor shall render findings to the General Auditor’s immediate superior and, in the event that in the General Auditor’s opinion, proper corrective action is not being taken or the General Auditor is being denied free access to information needed to perform the General Auditor’s duties, shall have the right, and it is the General Auditor’s responsibility, to report this to the Chief Executive Officer of the corporation or directly to the Board of Directors.
SECTION 13. Assistant Treasurers, Assistant Secretaries and Assistant Controllers. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Each Assistant Treasurer, Assistant Secretary and Assistant Controller, in the absence or inability or refusal to act of the Treasurer, the Secretary or the Controller, as the case may be, may perform the duties of the office to which he or she is an assistant and in general shall perform such duties as shall be assigned to him or her by the Treasurer, the Secretary or the Controller, respectively, or by the Chief Executive Officer, the President or the Board of Directors.
SECTION 14. Execution of Agreements. The Chief Executive Officer, the Chairman of the Board or the President or any Vice President, at any time and without any express authority of the Board of Directors may sign and execute all agreements to sell, purchase, lease or otherwise acquire stores or other property of, on behalf of, and for the corporation. The authority herein given by this paragraph shall not impair or restrict any authority, expressed, implied or otherwise, herein conferred upon any officer or officers.
SECTION 15. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

ARTICLE VI
INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS
SECTION 1. Right to Indemnification. Each person who was or is a party, or is threatened to be made a party or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal thereof (hereinafter a “proceeding”), by reason of the fact that he or she is, was or agreed to become a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Illinois Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses (including attorneys’ fees and other expenses of litigation), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred by this Article shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, including any appeal thereof; provided however, that, if the Illinois Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified under this Article or otherwise. The corporation may, by action of its Board of Directors, provide (a) indemnification to employees and agents of the corporation or others and (b) for such other indemnification of persons indemnified by this Article as it deems appropriate.
SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that indemnification of the claimant is prohibited by applicable law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that indemnification of the claimant is prohibited by applicable law, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited by applicable law.
SECTION 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the corporation’s Articles of Incorporation, By-laws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
SECTION 4. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, fiduciary, trustee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois Business Corporation Act.

SECTION 5. Report to Shareholders. The corporation shall report in writing to shareholders any indemnity or advanced expenses paid to a director, officer, employee or agent with or before the notice of the next shareholders’ meeting.
SECTION 6. Contractual Nature. The provisions of this Article shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or a person serving at the request of the corporation as a director, trustee, fiduciary, employee, agent or officer of another corporation, partnership, joint venture, trust or other enterprise and shall inure to the benefit of the heirs of such person. This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the Illinois Business Corporation Act or any other applicable law shall not limit any rights of indemnification for proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article with regard to proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.
SECTION 7. Severability. If any portion of this Article shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.
ARTICLE VII
CONTRACTS, CHECKS AND DEPOSITS
SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
SECTION 2. Checks, Drafts, and Orders for the Payment of Money. The Board of Directors may appoint one or more persons who may severally be authorized by the Board of Directors to sign checks, drafts, or orders for the payment of money and any or all of whom may be further authorized by the Board of Directors, in its discretion, to authorize other individuals to sign checks, drafts, or orders for the payment of money.
SECTION 3. Deposits. The Board of Directors may appoint one or more persons who may severally be authorized by the Board of Directors to select and designate as a depository of and for the moneys and funds of the corporation such bank or banks as such person may from time to time determine; and the said person or persons so authorized by the Board of Directors may further be authorized severally to terminate and cancel the designation of any bank or banks as a depository of this corporation.

ARTICLE VIII
CERTIFICATES FOR SHARES AND THEIR TRANSFER
SECTION 1. Certificates for Shares. The shares of the corporation may be uncertificated or may be represented by certificates signed by the Chairman of the Board or Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the corporation. Such seal may be a facsimile. Where such certificate is countersigned by a transfer agent other than the corporation itself or an employee of the corporation, or by a transfer clerk and registered by a registrar, the signatures of the Chairman of the Board or Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. The Board of Directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 1. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.
SECTION 3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint such Transfer Agents and Registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both Transfer Agent and Registrar in any one location.
ARTICLE IX
FISCAL YEAR
The fiscal year of the corporation shall begin on the first day in September in each year and shall end on the succeeding thirty-first day of August.
ARTICLE X
DIVIDENDS
The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE XI
SEAL
The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Illinois”.
ARTICLE XII
WAIVER OF NOTICE
Whenever any notice whatever is required to be given under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII
AMENDMENTS
SECTION 1. By Directors. These By-laws may be altered, amended or repealed and new By-laws may be adopted at any meeting of the Board of Directors of the corporation by a majority vote of the directors present at the meeting, subject to the restrictions set forth in Section 2 of the Article.
SECTION 2. By Shareholders. These By-laws may be altered, amended or repealed by new by-laws may be adopted by the shareholders at any annual meeting, or at any special meeting called for such purpose. If such By-law so provides, a By-law adopted by the shareholders may not be altered, amended or repealed by the Board of Directors.